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                                                                       EXHIBIT 5


July 2, 2001


Lante Corporation
161 North Clark Street
Suite 4900
Chicago, Illinois 60601

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as counsel for Lante Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 8,000,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), and an aggregate of 8,000,000 options to purchase Common Stock (the "Options"), which may be issued pursuant to the Lante Corporation 2001 Stock Incentive Plan (the "Plan"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

          1.   The Registration Statement;

          2.   The Amended and Restated Certificate of Incorporation of the
               Company;

          3.   The Amended and Restated By-laws of the Company;

          4. Records of proceedings and actions of the Board of Directors of the Company relating to the adoption of the Plan;

          5.   The Plan;

          6. The form of option agreements under the Plan (the "Option Agreements");

          7.   The form of specimen certificate representing the Common Stock;
               and

          8. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

     In connection with this opinion, we have assumed the legal capacity of all natural
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Lante Corporation
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July 2, 2001

persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, we are of the opinion that:

          1. When certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock or registered and issued electronically through The Depository Trust Company, and when such Shares are issued and delivered by the Company and paid for in accordance with the terms of the Plan and the Option Agreements, up to 8,000,000 Shares issuable under the Plan and covered by the Registration Statement will be validly issued, fully paid and non-assessable.

          2. Upon (i) the adoption by the Company's Board of Directors or a duly authorized committee thereof of resolutions authorizing the terms, issuance and delivery of the Options as contemplated by the Plan and the applicable Option Agreement; and (ii) execution and delivery by an authorized Company officer of the applicable Option Agreement, upon receipt of lawful consideration therefor as determined by the Company's Board of Directors or a duly authorized committee thereof and in the manner contemplated by the Plan, the Options will be validly issued, fully paid and non-assessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. In connection therewith, we hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement.
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Lante Corporation
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July 2, 2001


In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.


                                        Very truly yours,

                                        /s/ Katten Muchin Zavis
                                        KATTEN MUCHIN ZAVIS